Exhibit (a)(1)C)

Notice of Guaranteed Delivery for

Tender of Shares of Common Stock

of

Eagle Supply Group, Inc.

to

Gulfco Acquisition, Inc.,

a wholly owned subsidiary of

Gulfside Supply, Inc.

(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 13, 2004, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach SunTrust Bank (the “Depositary”) on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

SunTrust Bank

By Mail:	By Overnight Courier:	By Hand:

SunTrust Bank Stock Transfer Department P.O. Box 4625 Atlanta, Georgia 30302 Attention: Reorg	SunTrust Bank Stock Transfer Department 58 Edgewood Avenue Room 225 Atlanta, Georgia 30303 Attention: Reorg	SunTrust Bank Stock Transfer Department 58 Edgewood Avenue Room 225 Atlanta, Georgia 30303 Attention: Reorg

By Facsimile Transmission (For Eligible Institutions Only): (404) 332-3875

Confirm Facsimile by Telephone: (800) 568-3476

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Gulfco Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Gulfside Supply, Inc., a Florida corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 16, 2004, and the related Letter of Transmittal (which, together with any amendment or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the “Shares”) of Eagle Supply Group, Inc., a Delaware corporation (the “Company”), set forth below, pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

Number of Shares Tendered	Name(s) of Record Holder(s) (Please Print)

Certificate No(s). (if available)	Address(es)

(Zip Code)

(Area Code and Telephone Number(s))

☐ Check here if securities will be tendered by book-entry transfer	Signature(s)

Name of Tendering Institution

Account Number	Date

The Guarantee Below Must Be Completed

Guarantee

(Not To Be Used For Signature Guarantees)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Stock Market trading days after the date hereof.

(Name of Firm)

(Authorized Signature)

(Name and Title)

(Address)

(Zip Code)

(Area Code and Telephone Number)

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Dated:                                          , 2004